Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES -OXLEY ACT OF 2002

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of LGA Holdings, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 25, 2006

/s/ Marty Williams
Marty Williams
Chief Executive Officer, President